TERM LOAN

This Loan Agreement ("Agreement") is dated this 30 day of December, 2015, by and among, Crexendo, Inc. a Delaware Corporation ("Crexendo" or "Borrower") for itself, and Steven G. Mihaylo, Trustee under the Steven G. Mihaylo trust dated August 19th 1999, ("Lender").

BACKGROUND

Crexendo, Inc. is an entity with expertise in telecommunications and Cloud computing technologies. Borrower desires to borrow up to $2,000,000 (two million dollars) on a term loan basis to provide the Borrower with more operating liquidity. Lender has agreed to extend such loan to Borrower, subject to the terms and conditions hereof.

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION I. DEFINITIONS AND INTERPRETATION

1.1 Terms Defined: As used in this Agreement, the following terms have the following respective meanings (the defined terms may or may not be underlined in the document):

Additional Funding -- An additional loan amount which may be required by the independent members of the Board of Directors of Crexendo as detailed in 2.1.

Affiliate — With respect to any Person, (a) any Person which, directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Person, or (b) any Person who is a director or officer (i) of such Person, (ii) of any Subsidiary of such Person, or (iii) any person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (i) to vote 5% or more of the Ownership Interests having ordinary voting power for the election of directors (or comparable equivalent) of such Person, or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Control may be by ownership, contract, or otherwise.

Asset Sale — The sale, transfer, lease, license or other disposition, by a Borrower to any Person of all or substantially all of its Property now owned or hereafter acquired, of any nature whatsoever in any transaction or series of related transactions.

Authorized Officer — Any officer or manager (or comparable equivalent) of a Borrower which is not a natural person or its general partner or manager authorized by specific resolution of such Borrower to enter into the Loan Documents, represent such Borrower in dealings with Lender, and execute annual compliance certificates as set forth in the incumbency certificate referred to in Section 4.1(d) of this Agreement.

Business Day — A day other than Saturday or Sunday when Lender is open for business in Tempe, Arizona.

Closing — As defined in Section 4.5.

Closing Date —The date the loan is first funded which shall in no event be later than December 30, 2015.

Default — Any event, act, condition or occurrence which with notice, or lapse of time or both, would constitute an Event of Default hereunder.

GAAP — U.S. Generally accepted accounting principles as in effect on the Closing Date applied in a manner consistent with the most recent financial statements of a Borrower

Governmental Authority — Any federal, state or local government or political subdivision, or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury, or arbitration.

Indebtedness —(i) all indebtedness for borrowed money (including with respect to Borrowers, the Obligations) (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (ii) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (iii) all liabilities secured by any Lien on any ***property*** owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

Interest --- Interest for the loan shall be calculated using simple interest calculations Simple interest is determined by multiplying the annual interest rate by the principal balance by the number of years. For example if the loan balance is one million dollars and there is an interest rate of rate of 9% there would be interest due that year of $90,000 which would be paid in stock at the per share price of $1.20 equating to 75,000 shares of stock.

IRS — Internal Revenue Service.

Lien — Any interest of any kind or nature in ***property*** securing an obligation owed to, or a claim of any kind or nature in ***property*** by, a Person other than the owner of the ***Property***, whether such interest is based on the common law, statute, regulation or contract, and including, but not limited to, a security interest or lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt, a lease, consignment or bailment for security purposes, a trust, or an assignment. For the purposes of this Agreement, each Borrower shall be deemed to be the owner of any ***Property*** which such Borrower has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the ***Property*** has been retained by or vested in some other Person for security purposes.

Loan — As defined in Section 2.1(a).

Loan Documents — Collectively, this Agreement, the Note, and all agreements, instruments and documents executed and/or delivered in connection therewith, all as may be supplemented, restated, superseded, amended or replaced from time to time.

Material Adverse Effect — A material adverse effect with respect to Borrower's ability to pay the Obligations in accordance with the terms hereof,

Maturity Date — December 30, 2020.

Note — Section 2.3 (b).

Obligations — All existing and future debts, liabilities and obligations of every kind or nature at any time owing by Borrowers, or any Borrower, to Lender, whether under this Agreement, or any other existing or future instrument, document or agreement, between Borrowers or any Borrower and Lender, whether joint or several, related or unrelated, primary or secondary, matured or contingent, due or to become due (including debts, liabilities and obligations obtained by assignment), and whether principal, interest, fees, indemnification obligations hereunder or Expenses (specifically including interest accruing after the commencement of any bankruptcy, insolvency or similar proceeding with respect to a Borrower, whether or not a claim for such post-commencement interest is allowed), including, without limitation, debts, liabilities and obligations in respect of the ***Loan*** and any extensions, modifications, substitutions, increases and renewals thereof; any amount payable by Borrowers or any Borrower pursuant to an interest rate hedging instrument with Lender; the payment of all amounts advanced by Lender to preserve, protect and enforce rights hereunder and in the Collateral; and all Expenses incurred by Lender. Without limiting the generality of the foregoing, Obligations shall include any other debts, liabilities or obligations owing to Lender in connection with any lock box, cash management, or other services (including electronic funds transfers or automated clearing house transactions) provided by Lender to Borrowers, as well as any other ***loan***, advances or extension of credit, under any existing or future ***loan*** agreement, promissory note, or other instrument, document or agreement between Borrowers and Lender.

Permitted Tax Distributions — for any taxable year of a Borrower for which such Borrower is a pass through entity for income tax purposes, such Borrower may make Distributions in the aggregate amount necessary for each holder of such Borrower's Ownership Interests to pay federal and state income taxes resulting solely from such holder's allocated share of such Borrower's income so long as (a) no Event of Default has occurred or is continuing, or after giving effect to such Distribution, an Event of Default would occur, (b) before any such Distribution is made, such Borrower shall have delivered to Lender a written calculation, in form and substance reasonably satisfactory to Lender, showing how the amount of such Distribution was derived, (c) after giving effect to such Distribution, Borrowers' DSC Ratio remains above the minimum required by Section 6.8 hereof, and (d) in the event such Borrower is insolvent for any taxable year, each such holder shall immediately refund to such Borrower an amount equal to the lesser of: (1) the amount of refund which such partner obtained from previously paid federal or state income taxes as a result of carrying back such Borrower's net operating loss, or (2) the amount by which all such Distributions previously paid by such Borrower to such holder exceed the amount of any previous refund made by such holder to such Borrower as a result of such Borrower having a net operating loss for a taxable year.

Person — An individual, partnership, corporation, trust, limited liability company, limited liability partnership, unincorporated association or organization, joint venture or any other entity.

Property — Any interest of a Borrower in any kind of ***property*** or asset, whether ***real***, personal or mixed, or tangible or intangible, in which a mortgage, security interest, pledge or other encumbrance has been granted in favor of Lender to secure the ***Loan***.

UCC — The Uniform Commercial Code as adopted in the State of Arizona, as the same may be amended from time to time.

Other Capitalized Terms — Any other capitalized terms used without further definition herein shall have the respective meaning set forth in the UCC.

1.2 Accounting Principles: Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, this shall be done in accordance with GAAP, consistently applied, to the extent applicable, except as otherwise expressly provided in this Agreement.

1.3 Construction: No doctrine of construction of ambiguities in agreements or instruments against the interests of the party controlling the drafting shall apply to any ***Loan*** Documents.

SECTION II. THE *LOAN*

2.1 Lender hereby agrees to advance to Borrowers, subject to the terms and conditions of this Agreement, the sum of up to Two Million Dollars ($2,000,000) with an interest rate of 9% per annum (the "Loan"). There will be an initial loan distribution on the Closing Date. The initial distribution of the loan shall be One Million Dollars ($1,000,000). Lender agrees to provide Additional Funding of up to an additional One Million Dollars ($1,000,000) if the Independent Members of the Board of Directors in their reasonable discretion determines that (i) the additional loan proceeds are necessary for the funding needs of the Company and (ii) that the terms of this loan in the Business Judgment of the Directors is in the best interest of the Company and its stockholders. The terms for the Additional Funding shall be at the same terms and conditions as the first One Million Dollars. The Board may make such a determination up to June 30th 2016.

The interest payments shall be made in common stock of Crexendo (OTCQX: CXDO). The stock price per share is $1.20 (which was as the average of the high and low adjusted close price for each business day for the period starting December 23, 2015 and ending December 29, 2015). The stock will contain standard registration restrictions and be issued as soon as reasonably practical after the due date.

b. Additional Warrant Consideration

As an inducement to make the loan and upon payment of the loan proceeds to the Company Lender shall be entitled to receive 250,000 warrants to purchase common stock of the Company (OTCQX: CXDO). The warrants shall be entitled to surrender with a subscription form allowing Lender to purchase from the Company, at a price per share of $1.20 (the "Purchase Price"), up to a maximum of 250,000 fully paid and non-assessable shares of the Company's Common Stock, $0.001 par value. The warrants will contain standard limitations and representations. In the event the Board of Directors of the Company determines an additional loan of One Million Dollars is necessary Lender will be entitled to an award of an additional 250,000 warrants at the same terms and conditions contained herein.

c. Final Payment Date; Optional Prepayments.

(i)Final Payment Date. The aggregate unpaid principal (including if amount of the Loan, all accrued and unpaid interest and all other amounts payable under this Note shall be due and payable on December 30, 2020 Maturity Date.

(ii)Optional Prepayment. The Borrower may prepay the Loan in whole or in part at any time or from time to time. During the first two years of the loan there will be a prepayment penalty which is equal to forfeiture by borrower of the interest paid in advance. Starting year three the loan may be paid without penalty or premium by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment.

d. Interest Payments

Except as otherwise provided herein, the outstanding principal amount of the Loan made hereunder shall bear interest at the Applicable Rate from the date the Loan was made until the Loan is paid in full, whether at maturity, upon acceleration, by prepayment or otherwise . The interest payments for the first two years of the loan shall be paid annually in advance by January 30th (for example the loan is to be funded by December 30, 2015 and the first interest payment for the year December 30, 2015 to December 30, 2016 of the loan shall be due by January 30, 2016). Interest payments shall be calculated using simple interest (for example if the loan balance is One million dollars and the interest rate is 9% there shall be interest annually of $90,000 which shall be paid in $90,000 of Crexendo stock at the per price share detailed herein). From year three of the loan until maturity the interest will be paid at the end of each year on or before December 30th. If the note is prepaid, interest accrued to the date of prepayment shall be paid with the full principal. All interest payments shall be paid in common stock (OTCQX: CXDO). The stock price per share is $1.20. The stock will contain standard registration restrictions and be issued as soon as reasonably practical after the due date. Payments shall be made to the Lender at P.O. Box 19790, Reno, NV 89511, which address may be changed from time to time.

c. At Closing, to evidence the ***Loan***, Borrowers shall execute and deliver a promissory note to Lender in the original principal amount of the ***Loan*** (the "Note"). The Note shall evidence Borrowers' unconditional obligation to repay to Lender the ***Loan*** with interest as herein provided. The Note shall be in form and substance satisfactory to Lender. If the Borrower determines an additional loan of up to $1,000,000 (one million dollars) is required an additional promissory note shall be executed.

2.2 Additional Interest Provisions:

a. Interest on the ***Loan*** shall be calculated on the basis of a year of three hundred sixty (360) days but charged for the actual number of days elapsed.

b. All contractual rates of interest chargeable on outstanding principal under the ***Loan*** shall continue to accrue and be paid even after Default, an Event of Default, maturity, judgment, bankruptcy, insolvency proceedings of any kind or the happening of any event or occurrence similar or dissimilar.

c. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder and charged or collected pursuant to the terms of this Agreement exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such court determines Lender has charged or received interest hereunder in excess of the highest applicable rate, Lender shall apply, in its sole discretion, and set off such excess interest received by Lender against other Obligations due or to become due and such rate shall automatically be reduced to the maximum rate permitted by such law.

2.3 Fees and Charges: Borrowers shall unconditionally pay to Lender a late charge equal to five percent (5%) of any and all payments of principal or interest on the ***Loan*** that are not paid within thirty (30) days of the due date. Borrower agrees that any late fee payable to Lender is a reasonable estimate of Lender's damages and is not a penalty.

2.4 Use of Proceeds: The proceeds of the ***Loan*** shall be used in the operation of business of the Borrower.

SECTION III. CLOSING AND CONDITIONS PRECEDENT TO FUNDING

Closing under this Agreement is subject to the following conditions precedent (all instruments, documents and agreements to be in form and substance satisfactory to Lender and Lender's counsel):

3.1 Resolutions, Opinions, and Other Documents: Borrower shall have delivered, or caused to be delivered to Lender the following:

a. This Agreement, the Note, and each of the other ***Loan*** Documents to which it or he is a party, all properly executed;

b. such other documents reasonably required by Lender.

3.2 Absence of Certain Events: On the Closing Date, no Default or Event of Default hereunder shall have occurred and be continuing.

3.3 Warranties and Representations at Closing: The warranties and representations contained in Section 5 as well as any other Section of this Agreement and the other ***Loan*** Documents shall be true and correct on the Closing Date with the same effect as though made on and as of that date. Borrowers shall not have taken any action or permitted any condition to exist which would have been prohibited by any Section hereof.

3.4 Compliance with this Agreement: Borrowers shall have performed and complied with all agreements, covenants and conditions contained herein before or at the Closing Date.

3.5 Closing: Subject to the conditions of this Section, the ***Loan*** shall be made available on such date (the "Closing Date") and at such time as may be mutually agreeable to the parties contemporaneously with the execution hereof ("Closing") at the office of Crexendo on or before December 31, 2105.

3.6 Waiver of Rights: By completing the Closing hereunder, or by making Advances hereunder, Lender does not thereby waive a breach of any warranty or representation made by such Borrower hereunder or under any agreement, document, or instrument

delivered to Lender or otherwise referred to herein, and any claims and rights of Lender resulting from any breach or misrepresentation by such Borrower are specifically reserved by Lender.

SECTION IV. REPRESENTATIONS AND WARRANTIES

To induce Lender to complete the Closing and make the ***Loan*** to Borrowers, each Borrower warrants and represents to Lender that:

4.1 Organization and Validity:

a. Borrower is (i) a Corporation duly formed and validly existing under the laws of the State of Delaware and (ii) is duly qualified, is validly existing and in good standing and has lawful power and authority to engage in the business it conducts in each state where the nature and extent of its business requires qualification, except where the failure to so qualify does not and could not have a Material Adverse Effect.

b. Borrower has all requisite power and authority to enter into and perform this Agreement and to incur the obligations herein provided for, and has taken all proper and necessary action to authorize the execution, delivery and performance of this Agreement, and the other ***Loan*** Documents as applicable.

c. This Agreement, the Note to be issued hereunder, and all of the other ***Loan*** Documents, when delivered, will be valid and binding upon Borrowers, jointly and severally, and enforceable in accordance with their respective terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

4.2 Government Regulations, etc.:

a. The use of the proceeds of and Borrowers' issuance of the Note will not directly or indirectly violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including, without limitation, Regulations U, T and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. Borrower does not own or intend to carry or purchase any "margin stock" within the meaning of said Regulation U.

b. Borrower has obtained all licenses, permits, franchises or other governmental authorizations necessary for the ownership of its ***Property*** and for the conduct of its business.

SECTION V. BORROWERS' AFFIRMATIVE COVENANTS

Borrowers covenant that until all of the Obligations are paid and satisfied in full, that:

5.1 Payment of Taxes and Claims: Borrower shall pay, before they become delinquent, all current taxes, assessments and governmental charges, or levies imposed upon it unless such taxes are disputed.

5.2 Financial and Business Information: Borrower shall deliver or cause to be delivered to Lender the following:

a. Notice of Event of Default — promptly upon becoming aware of the existence of any condition or event which constitutes a Default or an Event of Default under this Agreement, a written notice specifying the nature and period of existence thereof and what action such Borrower or Borrowers are taking (and proposes to take) with respect thereto;

b. Notice of Claimed Default — promptly upon receipt by a Borrower, notice of default, oral or written, given to such Borrower by any creditor for Indebtedness for borrowed money, otherwise holding long term Indebtedness of Borrower; and

5.3 Material Adverse Developments: Borrower agrees that immediately upon becoming aware of any development or other information outside the ordinary course of business and excluding matters of a general economic, financial or political nature which would reasonably be expected to have a Material Adverse Effect, it shall give to Lender telephonic notice specifying the nature of such development or information and such anticipated effect. In addition, such verbal communication shall be confirmed by written notice thereof to Lender on the same day such verbal communication is made or the next Business Day thereafter.

5.4 Places of Business: Borrowers shall give thirty (30) days prior written notice to Lender of any changes in the location of any of their respective places of business, of the places where records concerning its Accounts or where its Inventory are kept, or the establishment of any new, or the discontinuance of any existing place of business.

SECTION VI. BORROWER'S NEGATIVE COVENANTS:

Borrowers covenant that until all of the Obligations are paid and satisfied in full, that:

6.1 Merger, Consolidation, Dissolution or Liquidation:

a. Borrower shall not engage in any Asset Sale other than: (i) Inventory sold in the ordinary course of such Borrower's business, or (ii) equipment that is replaced by other equipment of comparable or superior quality and value within ninety (90) days of such Asset Sale or (iii) any transaction approved by Lender

b. Borrower shall not merge or consolidate with any other Person (other than another Borrower) or engage in a division, conversion, dissolution or liquidation unless Lender consents or that the consolidation will have no material adverse effect to Lender.

6.2 Miscellaneous Covenants:
Borrower shall not become or be a party to any contract or agreement which at the time of becoming a party to such contract or agreement materially impairs such Borrower's ability to perform under this Agreement, or under any other instrument, agreement or document to which Borrower is a party or by which it is or may be bound.

SECTION VII. DEFAULT

7.1 Events of Default: Each of the following events shall constitute an event of default ("Event of Default"):

a. Payments — if Borrower fails to make any payment of principal or interest, on the Obligations within thirty (30) days of the date such payment is due and payable; or

b. Other Charges — if Borrower fails to pay any other charges, fees, expenses or other monetary obligations owing to Lender arising out of or incurred in connection with this Agreement within thirty (30) days after the date such payment is due and payable; or

c. Particular Covenant Defaults — if Borrower fails to perform, comply with or observe any covenant or undertaking contained in this Agreement; or

d. Assignment for Benefit of Creditors, etc. — if Borrower makes or proposes in writing, an assignment for the benefit of creditors generally, offers a composition or extension to creditors, or makes or sends notice of an intended bulk sale of any business or assets now or hereafter owned or conducted by such Borrower; or

e. Bankruptcy, Dissolution, etc. — upon the commencement of any action for the dissolution or liquidation of Borrower, or the commencement of any proceeding to avoid any transaction entered into by any Borrower, or the commencement of any case or proceeding for reorganization or liquidation of any Borrower's debts under the Bankruptcy Code or any other state or federal law, now or hereafter enacted for the relief of debtors, whether instituted by or against any Borrower; Lender may seek adequate protection in any bankruptcy proceeding; or

f. Receiver — upon the appointment of a receiver, liquidator, custodian, trustee or similar official or fiduciary for Borrower or for any Borrower's ***Property***; Lender may seek adequate protection in any bankruptcy proceeding; or

g. Execution Process, etc. — the issuance of any execution or process against any ***Property*** of any Borrower;
or

h. Termination of Business — if Borrower ceases any material portion of its business operations as presently conducted without the consent of Lender; or

i. Pension Benefits, etc. — if any Borrower fails to comply with ERISA so that proceedings are commenced to appoint a trustee under ERISA to administer such Borrower's employee plans or the PBGC institutes proceedings to appoint a trustee to administer such plan(s), or a Lien is entered to secure any deficiency or claim or a "reportable event" as defined under ERISA occurs; or

j. Material Adverse Effect — if there is any change in any Borrower's financial condition which is likely to have a Material Adverse Effect;

7.2 Cure Provisions.

Non-Monetary Events of Default: Notwithstanding anything in this Agreement or any other ***Loan*** Document to the contrary, non-monetary Events of Default (other than voluntary or involuntary bankruptcy, dissolution, receivership, and the other events described in Sections 8.1 which do not have, at the time of occurrence, and are not reasonably expected to cause, a Material Adverse Effect on Borrowers taken as a whole, shall be deemed not to have occurred unless and until Lender shall have first provided written notice of such Event of Default to agent for the Borrower, and Borrower shall have failed to cure or resolve to Lender's reasonable satisfaction such Event of Default within fifteen (15) days after notice thereof was received by Individual on behalf of the Borrower (or if such cure requires more than 15 days to complete, if Borrower fails to initiate the cure within such 15 days or fail thereafter to diligently pursue the cure to completion; provided that if no cure is effected within 180 days after receipt of notice thereof, Borrowers shall post with Lender a bond or similar indemnity against Borrowers' failure to cure or resolve such Event of Default). Any such resolution or cure of an Event of Default shall be satisfactory to Lender. In the event that the failure to cure is caused by act or omission of Lender (or by The Steven G. Mihaylo Trust) this provision shall not apply.

SECTION VIII. MISCELLANEOUS

8.1 Governing Law: THIS AGREEMENT, AND ALL RELATED AGREEMENTS AND DOCUMENTS, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF ARIZONA.
THE PROVISIONS OF THIS AGREEMENT AND ALL OTHER AGREEMENTS AND DOCUMENTS REFERRED TO HEREIN ARE TO BE DEEMED SEVERABLE, AND THE INVALIDITY OR UNENFORCEABILITY OF ANY PROVISION SHALL NOT AFFECT OR IMPAIR THE REMAINING PROVISIONS WHICH SHALL CONTINUE IN FULL FORCE AND EFFECT.

8.2 Integrated Agreement: The Note, the other ***Loan*** Documents, all related agreements, and this Agreement shall be construed as integrated and complementary of each other, and as augmenting and not restricting Lender's rights and remedies. If, after applying the foregoing, an inconsistency still exists, the provisions of this Agreement shall constitute an amendment thereto and shall control.

8.3 Waiver: No omission or delay by Lender in exercising any right or power under this Agreement or any related agreements and documents will impair such right or power or be construed to be a waiver of any Default, or Event of Default or an acquiescence therein, and any single or partial exercise of any such right or power will not preclude other or further exercise thereof or the exercise of any other right, and as to Borrower no waiver will be valid unless in writing and signed by Lender and then only to the extent specified.

8.4 Time: Whenever Borrower shall be required to make any payment, or perform any act, on a day which is not a Business Day, such payment may be made, or such act may be performed, on the next succeeding Business Day. Time is of the essence in Borrowers' performance under all provisions of this Agreement and all related agreements and documents.

8.5 Expenses of Lender: At Closing and from time to time thereafter, Borrower will pay upon demand of Lender pay all reasonable costs, fees and expenses of Lender in connection with (i) the analysis, negotiation, preparation, execution, administration, delivery and termination of this Agreement, and other ***Loan*** Documents and the documents and instruments referred to herein and therein, and any amendment, amendment and restatement, supplement, waiver or consent relating hereto or thereto, whether or not any such amendment, amendment and restatement, supplement, waiver or consent is executed or becomes effective.

8.6 Notices:

a. Any notices or consents required or permitted by this Agreement shall be in writing and shall be deemed given if delivered in person to the person listed below or if sent by telecopy or by nationally recognized overnight courier (with a courtesy copy sent by e-mail), as follows, unless such address is changed by written notice hereunder:

If to Lender to:

Steven G. Mihaylo,
Trustee under the Steven G. Mihaylo trust dated August 19, 1999
P.O. Box 19790,
Reno, NV 89511

If to Borrower
Crexendo, Inc.
1615 South 52nd Street
Tempe, AZ 85281
Attn: Chief Financial Officer, Chief Legal Officer

b. Any notice sent by Lender, or Borrower by any of the above methods shall be deemed to be given when so received. Individual shall be the agent for notice to the Borrower and shall be deemed to represent Borrowers in their activities and relationship with Lender.

8.7 Headings: The headings of any paragraph or Section of this Agreement are for convenience only and shall not be used to interpret any provision of this Agreement.

8.8 Survival: All warranties, representations, and covenants made by Borrower herein, or in any agreement referred to herein or on any certificate, document or other instrument deliver by them or on their behalf under this Agreement, shall be considered to have been relied upon by Lender, and shall survive the delivery to Lender.

8.9 Successors and Assigns: This Agreement shall inure to the benefit of and be binding upon the heirs, representatives, administrators, successors and assigns of each of the parties. Borrower may not transfer, assign or delegate any of their respective duties or obligations hereunder.

8.10 Duplicate Originals: Two or more duplicate originals of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument.

8.11 Modification: No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed by Borrowers and Lender.

8.12 Signatories: Each individual signatory hereto represents and warrants that he is duly authorized to execute this Agreement on behalf of his principal and that he executes the Agreement in such capacity and not as a party.

8.13 Third Parties: No rights are intended to be created hereunder, or under any related agreements or documents for the benefit of any third party done, creditor or incidental beneficiary of Borrower. Nothing contained in this Agreement shall be construed as a delegation to Lender of Borrowers' duty of performance, including, without limitation, Borrowers' duties under any account or contract with any other Person.

8.14 Consent to Jurisdiction: Each Borrower and Lender hereby irrevocably consent to the exclusive jurisdiction of the Courts of the Arizona in any and all actions and proceedings whether arising hereunder or under any other agreement or undertaking. Each Borrower waives any objection which such Borrower may have based upon lack of personal jurisdiction, improper venue or *forum non conveniens*.

8.15 Additional Documentation: Borrower shall execute and/or re-execute, any ***Loan*** Document, to execute and/or re-execute and to deliver to Lender or Lender's counsel, as may be deemed appropriate, any document or instrument signed in connection with this Agreement which was incorrectly drafted and/or signed, as well as any document or instrument which should have been signed at or prior to the Closing, but which was not so signed and delivered. Borrowers agree to comply with any written request by Lender within ten (10) days after receipt by Borrowers of such request.

SIGNATURE PAGE FOLLOWS

WITNESS the due execution of this Agreement as a document under seal as of the date first written above.

The Steven G. Mihaylo Trust dated August 19, 1999

By: Steven G. Mihaylo, Trustee

Crexendo, Inc.

By: Doug Gaylor (print name)

Its: President & COO